Exhibit 99.1

News Release	Corporate Communications 262 N. University Dr. Farmington, UT 84025	Phone: 801-447-3000

For Immediate Release

Media Contact:	Investor Contact:

Amanda Covington	Michael Pici
Phone: 801-447-3035	Phone: 801-447-3168
E-mail: media.relations@vistaoutdoor.com	E-mail: investor.relations@vistaoutdoor.com

Vista Outdoor Announces FY18 First Quarter Operating Results

Vista Outdoor Reaffirms FY18 Financial Guidance

Farmington, Utah, August 10, 2017 — Vista Outdoor Inc. (NYSE: VSTO) today reported operating results for the first quarter of its Fiscal Year 2018 (FY18), which ended on July 2, 2017.

"We delivered a solid start to Fiscal Year 2018 in the face of a challenging retail environment," said Vista Outdoor Interim Chairman and Chief Executive Officer Michael Callahan. "The company continues its focus on new product development, improved operational performance, and cost savings."

For the first quarter ended July 2, 2017:

•	Sales were $569 million, down 10 percent from the prior-year quarter, including $21 million of additional sales from the acquisition of Camp Chef. Sales were down 13 percent on an organic basis.

•
Gross profit was $147 million, down 14 percent from the prior-year quarter. This includes $7 million of gross profit from the Camp Chef acquisition, offset by an 18 percent decrease in organic gross profit.

•	Operating expenses were $107 million, compared to $112 million in the prior-year quarter.

•	Fully diluted earnings per share (EPS) was $0.29, compared to $0.48 in the prior-year quarter. Adjusted EPS was $0.24, compared to $0.48 in the prior-year quarter.

•
Cash flow provided by operating activities was $39 million, compared to a use of $22 million for operating activities in the prior-year period. Year-to-date free cash flow generation was $23 million, compared to free cash flow use of $41 million in the prior-year period.

Please see the tables in the press release for a reconciliation of non-GAAP adjusted gross profit, operating profit, tax rate, fully diluted earnings per share, and free cash flow to the comparable GAAP measures.

Outlook for Fiscal Year 2018

"We are pleased with our performance in the quarter," said Vista Outdoor Chief Financial Officer Stephen Nolan. "Our working capital reduction efforts are delivering results, with strong cash performance in a quarter when traditionally the company has had a net cash use. Margins were helped by the timing of some general overhead spending and by a late introduction in the quarter of ammunition promotional programs. This late introduction pushed the impact of those programs into later quarters. Our sales programs also resulted in the company pulling ahead some revenue from the second quarter into the latter part of our first quarter. Nonetheless, we are reaffirming previously issued guidance for the full year."

Vista Outdoor reaffirmed its FY18 financial guidance. The company expects:

•	Sales in a range of $2.36 billion to $2.42 billion.

•	Interest expense of approximately $50 million.

•	Adjusted tax rate of approximately 37 percent.

•	Adjusted EPS in a range of $1.10 to $1.30.

•	Capital expenditures of approximately $70 million.

•	Free cash flow in a range of $175 million to $200 million.

The guidance above does not include the impact of any future strategic acquisitions, divestitures, investments, business combinations or other significant transactions, nor the impact of transition expenses for already-completed acquisitions.

Earnings Conference Call Webcast Information

Vista Outdoor will hold an investor conference call to discuss its first quarter FY18 financial results on August 10, 2017, at 9 a.m. ET. The conference call will be accessible through live webcast. Interested investors and other individuals can access the webcast and view and/or download the earnings press release, including a reconciliation of non-GAAP financial measures, and the related earnings release presentation slides, which will also include detailed segment information, via Vista Outdoor’s website (www.vistaoutdoor.com). Choose "Investors" then "Events and Presentations." For those who cannot participate in the live webcast, a telephone recording of the conference call will be available for one month after the call. The telephone number for the recorded call is 719-457-0820, and the confirmation code is 1265259.

Reconciliation of Non-GAAP Financial Measures

Gross Profit, Operating Profit, and Earnings Per Share

The adjusted gross profit, operating expenses, operating profit (adjusted EBIT), adjusted tax rate, and adjusted earnings per share (adjusted EPS) presented below are non-GAAP financial measures. Vista Outdoor defines these measures as gross profit, operating profit (EBIT), tax rate, and EPS excluding, where applicable, the impact of costs incurred for current and possible transactions, pension curtailment, change in value of future payments of contingent consideration, transition costs for the Action Sports acquisition, and acquisition inventory step-up. Vista Outdoor management is presenting these measures so a reader may compare gross profit, EBIT, tax rate, and EPS excluding these items, as the measures provide investors with an important perspective on the operating results of the company. Vista Outdoor management uses this measurement internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Vista Outdoor
Quarter ended July 2, 2017:
(in thousands)
	Gross Profit	Operating Expenses	Operating Profit	Income Tax	Income Tax Rate	Net Income	EPS
As reported	$146,558	$107,217	$39,341	$10,296	38.2%	$16,652	$0.29
Pension curtailment	—	5,783	(5,783)	(2,154)		(3,629)	(0.06)
Contingent consideration	—	(843)	843	314		529	0.01
Transaction costs	—	(84)	84	31		53	—
As adjusted	$146,558	$112,073	$34,485	$8,487	38.4%	$13,605	$0.24

Quarter ended July 3, 2016:
(in thousands)
	Gross Profit	Operating Expenses	Operating Profit	Income Tax	Income Tax Rate	Net Income	EPS
As reported	$171,377	$112,275	$59,102	$18,015	38.2%	$29,124	$0.48
Contingent consideration revaluation	—	3,396	(3,396)	(1,274)		(2,122)	(0.04)
Transaction and transition costs	—	(2,002)	2,002	130		1,872	0.03
Inventory step-up	817	—	817	310		507	0.01
As adjusted	$172,194	$113,669	$58,525	$17,181	36.9%	$29,381	$0.48

Outdoor Products
Quarter ended July 3, 2016:
(in thousands)
Gross Profit
As reported	$80,897
Inventory step-up	817
As adjusted	$81,714

*NOTE: Adjustments to "as reported" results are items that are excluded to arrive at the "as adjusted" results for the quarters ended July 2, 2017 and July 3, 2016.

During the quarter ended July 2, 2017, we announced changes to our qualified and non-qualified defined benefit pension plans that resulted in a one-time pension curtailment gain of $6 million. The curtailment is effective July 31, 2017, with employees receiving a pro-rated pay credit for 2017 and no future pay credits beginning in 2018. Given the nature of this item, we believe the gain is not indicative of the ongoing operations of the company. The tax effect of the pension curtailment was calculated based on a blended statutory rate of approximately 37 percent.

During the quarter ended July 2, 2017, Vista Outdoor incurred transaction costs associated with possible transactions, including advisory, legal, and accounting service fees. Given the nature of transaction costs, and differences in these amounts from one acquisition to another, we feel these costs are not indicative of operations of the company. The tax effect of the transaction costs was calculated based on a blended statutory rate of approximately 37 percent.

During the quarter ended July 2, 2017, Vista Outdoor recorded a portion of the $10 million of compensation for Camp Chef earn-out, which will be paid over the next three years, subject to continued Camp Chef leadership employment and the achievement of certain incremental profitability growth milestones. Given this balance is related to the purchase price of the company and is not normal compensation of the employees and will not be a continuing cost, we do not believe these costs are indicative of operations of the company. The tax effect of the contingent consideration cost was calculated based on a blended statutory rate of approximately 37 percent.

During the quarter ended July 3, 2016, Vista Outdoor incurred transaction and transition costs associated with the completed transaction of Action Sports as well as other possible transactions, including advisory, legal, and accounting service fees, a portion of which were non-deductible for tax purposes. Transition costs for the Action Sports business include one-time costs related to the integration of the business into the company including vendor change fees, insurance policy start up fees, and severance costs. The tax effect of the deductible transaction and transition costs was calculated based on a blended statutory rate of approximately 38 percent.

For the quarter ended July 3, 2016, as result of not attaining the level of growth required to achieve the first-year growth milestone earnout for the Jimmy Styks acquisition, the company revalued the contingent consideration based on expected incremental profitability growth milestones and reduced the liability. The tax effect of the contingent consideration revaluation was calculated based on a blended statutory rate of approximately 38 percent.

For the quarter ended July 3, 2016, as a result of the acquisitions of Action Sports, Vista Outdoor recorded a step-up in the inventory balances, which is the purchase accounting fair value adjustment. The inventory step-up will be expensed to the income statement over the first inventory cycle. The tax effect of the inventory step-up was calculated based on a blended statutory rate of approximately 38 percent.

Free Cash Flow

Free cash flow is defined as cash provided by (used for) operating activities less capital expenditures and excluding transaction and transition costs net of taxes incurred to date. Vista Outdoor management believes free cash flow provides investors with an important perspective on the cash available for debt repayment, share repurchases and acquisitions after making the capital investments required to support ongoing business operations. Vista Outdoor management uses free cash flow internally to assess both business performance and overall liquidity.

(in thousands)	Three months ended July 2, 2017	Three months ended July 3, 2016	Projected year ending March 31, 2018
Cash provided by (used for) operating activities	$38,909	$(22,158)	$244,947–$269,947
Capital expenditures	(16,430)	(21,006)	~(70,000)
Transaction and transition costs paid to date, net of tax	53	2,419	53
Free cash flow	$22,532	$(40,745)	$175,000–$200,000

Adjusted Earnings Per Share - Guidance Reconciliation Table

The projected adjusted earnings per share (EPS), excluding the impact of costs incurred for current and possible transactions, changes in value of future payments of pension curtailment and contingent consideration, is a non-GAAP financial measure that Vista Outdoor defines as EPS excluding the impact of these items. Vista Outdoor management is presenting this measure so a reader may compare EPS, excluding these items, as this measure provides investors with an important perspective on the operating results of the company. Vista Outdoor management uses this measurement internally to assess business performance, and Vista Outdoor’s definition may differ from those used by other companies.

Current FY18 Full-Year Adjusted EPS Guidance

	Low	High
EPS guidance including pension curtailment, contingent consideration revaluation, and transaction costs incurred to date	$1.15	$1.35
Pension curtailment	(0.06)	(0.06)
Contingent consideration	0.01	0.01
Adjusted EPS guidance	$1.10	$1.30

Vista Outdoor is a leading global designer, manufacturer and marketer of consumer products in the growing outdoor sports and recreation markets. The company operates in two segments, Outdoor Products and Shooting Sports, and has a portfolio of well-recognized brands that provides consumers with a wide range of performance-driven, high-quality, and innovative products for individual outdoor recreational pursuits. Vista Outdoor products are sold at leading retailers and distributors across North America and worldwide. Vista Outdoor is headquartered in Utah and has manufacturing operations and facilities in 13 U.S. States, Canada, Mexico, and Puerto Rico along with international customer service, sales, and sourcing operations in Asia, Australia, Canada, and Europe.

Forward-Looking Statements

Certain statements in this press release and other oral and written statements made by Vista Outdoor from time to time are forward-looking statements, including those that discuss, among other things: Vista Outdoor's plans, objectives, expectations, intentions, strategies, goals, outlook or other non-historical matters; projections with respect to future revenues, income, earnings per share or other financial measures for Vista Outdoor; and the assumptions that underlie these matters. The words 'believe', 'expect', 'anticipate', 'intend', 'aim', 'should' and similar expressions are intended to identify such forward-looking statements. To the extent that any such information is forward-looking, it is intended to fit within the safe harbor for forward-looking information provided by the Private Securities Litigation Reform Act of 1995. Numerous risks, uncertainties and other factors could cause Vista Outdoor's actual results to differ materially from expectations described in such forward-looking statements, including the following: general economic and business conditions in the U.S. and Vista Outdoor's other markets, including conditions affecting employment levels, consumer confidence and spending, the conditions in the retail environment, and other economic conditions affecting demand for our products and the financial health of our customers; Vista Outdoor's ability to attract and retain key personnel and maintain and grow its relationships with customers, suppliers and other business partners, including Vista Outdoor's ability to obtain acceptable third party licenses; Vista Outdoor's ability to adapt its products to changes in technology, the marketplace and customer preferences, including our ability to respond to shifting preferences of the end consumer from brick and mortar retail to online retail; Vista Outdoor's ability to maintain and enhance brand recognition and reputation; reductions, unexpected changes in or our inability to accurately forecast demand for ammunition, firearms or accessories or other outdoor sports and recreation products; risks associated with Vista Outdoor's sales to significant customers, including unexpected cancellations, delays and other changes to purchase orders; supplier capacity constraints, production disruptions or quality or price issues affecting Vista Outdoor's operating costs; Vista Outdoor's competitive environment; risks associated with compliance and diversification into international and commercial markets; the supply, availability and costs of raw materials and components; increases in commodity, energy and production costs; changes in laws, rules and regulations relating to Vista Outdoor's business, such as federal and state firearms and ammunition regulations; Vista Outdoor's ability to execute its long-term growth strategy, including our ability to complete and realize expected benefits from acquisitions and integrate acquired businesses; Vista Outdoor's ability to take advantage of growth opportunities in international and commercial markets; foreign currency exchange rates and fluctuations in those rates; the outcome of contingencies, including with respect to litigation and other proceedings relating to intellectual property, product liability, warranty liability, personal injury and environmental remediation; risks associated with cybersecurity and other industrial and physical security threats; capital market volatility and the availability of financing; changes to accounting standards or policies; and changes in tax rules or pronouncements. Vista Outdoor undertakes no obligation to update any forward-looking statements. For further information on factors that could impact Vista Outdoor, and statements contained herein, please refer to Vista Outdoor's filings with the Securities and Exchange Commission.

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VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(preliminary and unaudited)

	Quarter ended
(Amounts in thousands except per share data)	July 2, 2017	July 3, 2016
Sales, net	$568,749	$630,269
Cost of sales	422,191	458,892
Gross profit	146,558	171,377
Operating expenses:
Research and development	7,791	7,831
Selling, general, and administrative	99,426	104,444
Income before interest and income taxes	39,341	59,102
Interest expense, net	(12,393)	(11,963)
Income before income taxes	26,948	47,139
Income tax provision	10,296	18,015
Net income	$16,652	$29,124
Earnings per common share:
Basic	$0.29	$0.48
Diluted	$0.29	$0.48
Weighted-average number of common shares outstanding:
Basic	56,916	60,384
Diluted	56,957	60,715

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(preliminary and unaudited)

(Amounts in thousands except share data)	July 2, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$53,550	$45,075
Net receivables	454,789	450,715
Net inventories	542,880	562,795
Income tax receivable	17,944	25,658
Other current assets	26,639	25,604
Total current assets	1,095,802	1,109,847
Net property, plant, and equipment	272,773	272,346
Goodwill	861,114	857,631
Net intangible assets	700,839	708,530
Deferred charges and other non-current assets	30,779	28,393
Total assets	$2,961,307	$2,976,747
LIABILITIES AND EQUITY
Current liabilities:
Current portion of long-term debt	$32,000	$32,000
Accounts payable	102,098	127,718
Accrued compensation	31,773	33,663
Federal excise tax	26,092	30,082
Other accrued liabilities	130,022	122,926
Total current liabilities	321,985	346,389
Long-term debt	1,075,175	1,089,252
Deferred income tax liabilities	159,444	160,765
Accrued pension and postemployment benefits	62,710	64,230
Other long-term liabilities	71,360	71,046
Total liabilities	1,690,674	1,731,682

Common stock—$.01 par value:
Authorized—500,000,000 shares
Issued and outstanding — 57,030,534 shares at July 2, 2017 and 57,014,319 shares at March 31, 2017	570	571
Additional paid-in capital	1,755,119	1,752,903
Accumulated deficit	(91,381)	(108,033)
Accumulated other comprehensive loss	(107,178)	(112,992)
Common stock in treasury, at cost — 6,933,905 shares held at July 2, 2017 and 6,950,120 shares held at March 31, 2017	(286,497)	(287,384)
Total stockholders' equity	1,270,633	1,245,065
Total liabilities and stockholders' equity	$2,961,307	$2,976,747

VISTA OUTDOOR INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(preliminary and unaudited)

	Three months ended
(Amounts in thousands)	July 2, 2017	July 3, 2016
Operating Activities:
Net income	$16,652	$29,124
Adjustments to net income to arrive at cash provided by (used for) operating activities:
Depreciation	13,552	13,676
Amortization of intangible assets	9,110	10,106
Amortization of deferred financing costs	728	2,172
Deferred income taxes	2	52
Loss on disposal of property, plant, and equipment	77	41
Stock-based compensation	3,357	3,310
Changes in assets and liabilities, net of acquisition of businesses:
Net receivables	(2,323)	(12,908)
Net inventories	17,550	(57,697)
Accounts payable	(20,953)	(33,196)
Accrued compensation	(2,559)	(19,322)
Accrued income taxes	8,423	14,396
Federal excise tax	(4,036)	737
Pension and other postretirement benefits	(4,841)	579
Other assets and liabilities	4,170	26,772
Cash provided by (used for) operating activities	38,909	(22,158)
Investing Activities:
Capital expenditures	(16,430)	(21,006)
Acquisition of businesses, net of cash acquired	—	(405,943)
Proceeds from the disposition of property, plant, and equipment	13	34
Cash used for investing activities	(16,417)	(426,915)
Financing Activities:
Borrowings on line of credit	145,000	115,000
Payments made on line of credit	(150,000)	(25,000)
Proceeds from issuance of long-term debt	—	307,500
Payments made on long-term debt	(8,000)	(8,000)
Payments made for debt issuance costs	(1,805)	(3,660)
Purchase of treasury shares	—	(22,058)
Proceeds from employee stock compensation plans	298	—
Cash provided by (used for) financing activities	(14,507)	363,782
Effect of foreign exchange rate fluctuations on cash	490	(401)
(Decrease) increase in cash and cash equivalents	8,475	(85,692)
Cash and cash equivalents at beginning of period	45,075	151,692
Cash and cash equivalents at end of period	$53,550	$66,000